UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 27, 2007

Date of Report (Date of earliest event reported)

MILASTAR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-5105

DELAWARE (State or other jurisdiction of incorporation or organization)	13-2636669 (I.R.S. Employer Identification No.)

7317 West Lake Street, Minneapolis, MN 55426 (Address of principal executive offices)	(952) 929-4774 (Telephone number)

Not Applicable

Former name, former address and former fiscal year, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2007, Milastar Corporation, a Delaware corporation (the "Company"), entered into a definitive Agreement and Plan of Merger with Easton Southpaw Incorporated, a Delaware corporation ("ESI"), and Milastar Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of ESI ("Acquisition Corp."), dated as of March 27, 2007 (the "Merger Agreement"). ESI is a corporation owned by Dennis J. Stevermer, the Company's Chief Executive Officer, Chairman of the Board of Directors and the beneficial owner of approximately 68% of the Company's issued and outstanding common stock. Under the terms of the Merger Agreement and subject to satisfaction or waiver of the conditions therein, ESI will acquire, through the merger of Acquisition Corp. with and into the Company (the "Merger"), all of the outstanding common stock of the Company. As a result of the Merger, the Company will become a wholly owned subsidiary of ESI.

At the effective time of the Merger, each outstanding share of common stock of the Company (the "Common Stock"), other than any shares owned by ESI, Mr. Stevermer or any stockholders who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive a payment of $2.70 per share in cash, without interest (the "Merger Consideration").

The transaction, which has been approved by the Board of Directors of Milastar, is subject to customary closing conditions and contains customary representations, warranties and covenants made by the Company. The consummation of the Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the Company's stockholders, and any applicable governmental or regulatory approvals. In addition to approval of the Merger by the Company's stockholders as required under Delaware law, consummation of the Merger is also conditioned upon the affirmative vote of a majority of the votes cast, in person or by proxy, by the stockholders entitled to vote at a special meeting of the Company's stockholders (other than Mr. Stevermer and ESI) to be called for the purposes of approving the merger agreement and the merger.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be a complete description of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Company engaged Schmidt Financial, Inc. to serve as financial advisor to the Board of Directors. On February 1, 2007, Schmidt Financial delivered an opinion to the Board of Directors that, as of the date of the opinion, the Merger Consideration was fair, from a financial point of view, to the unaffiliated stockholders of the Company. The Board of Directors has determined that the Merger is fair to and in the best interests of the Company's unaffiliated stockholders, and recommends that the stockholders vote "For" the adoption of the Merger Agreement at a special meeting of the Company's stockholders to be held at a future date to be announced.

The Merger Agreement is included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders and investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, ESI or Acquisition Corp. or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Important Additional Information Regarding when the Merger will be Filed with the SEC:

In connection with the proposed Merger, the Company intends to file a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the "SEC"), and the Company, ESI, Acquisition Corp. and Mr. Stevermer also intend to file a transaction statement on Schedule 13E-3 with the SEC relating to the Merger (which shall be in the form of the second amendment to the Schedule 13E-3 transaction statement that was originally filed with the SEC on June 1, 2006). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Stockholders and investors may obtain a free copy of the proxy statement (when available), the transaction statement on Schedule 13E-3 and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Milastar Corporation, at 7313 West Lake Street, Minneapolis, Minnesota 55426, telephone number (952) 929-4774.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the Merger. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company's stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger that will be filed with the SEC.

Item 7.01 Regulation FD Disclosure

On June 1, 2006, the Company filed a preliminary information statement on Schedule 14C and a transaction statement on Schedules 13E-3, both of which were subsequently amended on July 28, 2006, related to a proposed reverse/forward stock split wherein it was proposed that each holder of less than 250 pre-split shares of Milastar common stock would receive a cash payment for each pre-split share in lieu of any fractional shares that would otherwise result from the reverse/forward stock split. The purpose of the proposed reverse/forward stock split was to reduce the number of record holders of Milastar common stock to below 300 so that the Company would be eligible to terminate the public registration of its common stock under the Exchange Act. On or about November 17, 2006, the Company's Board of Directors determined not to proceed with the reverse/forward stock split and to instead consider a possible merger transaction between the Company and ESI that would involve the payment of cash consideration to all the stockholders of Milastar (other than ESI or Mr. Stevermer). Accordingly, no further action will be taken by the Company or the stockholders with regard to the proposed reverse/forward stock split, and the information presented in the Information Statement and previously filed Schedules 13E-3 and 13E-3/A concerning the proposed reverse/forward stock split is no longer applicable.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of March 27, 2007, by and among Milastar Corporation,
Easton Southpaw Incorporated and Milastar Acquisition Corporation
99.1	Press Release, dated March 27, 2007

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.
MILASTAR CORPORATION
/s/ DENNIS J. STEVERMER
Dennis J. Stevermer
Chief Executive Officer
Dated: March 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 27, 2007, by and among Milastar Corporation,
Easton Southpaw Incorporated and Milastar Acquisition Corporation
99.1	Press Release, dated March 27, 2007